Exhibit 10.76

Terms of Lender Agreement

This Lender Agreement ("Agreement") is entered into by and between Nuvel Holdings, Inc. ("Nuvel"), a Florida corporation with headquarter offices at 319 Barry Ave. S., Wayzata, MN 55391 and Richard Bernstein ("Bernstein") of ________________, (collectively, the "Parties") on December 6, 2016 ("Date of Origination").

The Parties agree as follows:

1.          Bernstein will loan $325,000 (the "Loan") to Nuvel, such funds to be remitted to Nuvel's subsidiary, OrangeHook, Inc., a Minnesota corporation ("OH").

2.          In consideration for this amount, OH will pay Bernstein 20 basis points per day until the Loan is repaid no later than January 31, 2017 ("Loan Period"); provided, however, that the amount owed to Bernstein will be a minimum of $11,700 in interest, even if the Loan is repaid prior to 18 days from the Date of Origination, plus the principal amount of $325,000.

3.          Notwithstanding the provisions of Section 2 of this Agreement, the $325,000 may be repaid prior to the conclusion of the Loan Period described in Section 2 above; provided, further, when OH receives the funds described in this Section 3 such funds will be used, without delay, to repay the Loan described in Section 1 above.

4.          As collateral for the Loan, the first $325,000 of the existing Lenovo receivable of $1,250,000 is hereby assigned as a security interest to Bernstein and Berstein's receipt of such amount will constitute a payment under this Agreement.  The amount of any such assignment will be reduced on a dollar-for-dollar basis upon Bernstein's receipt of any payments from Nuvel or OH under this Agreement.

4.          Nuvel agrees that any other OH receivable that is collected will be used to pay off the $325,000.  For purposes of clarity, the first $325,000 worth of any receivables that are collected by OH will be used to re-pay Bernstein in full.

Agreed to and Accepted By:

Nuvel Holdings, Inc.
OrangeHook, Inc.

/s/ David C. Carlson	Date: 12/06/2017
David C. Carlson
Title: CFO

/s/ Richard Bernstein	Date: 12/06/2017
Richard Bernstein

STATE OF MINNESOTA	DISTRICT COURT

COUNTY OF HENNEPIN	FOURTH JUDICIAL DISTRICT

Richard Bernstein Plaintiff, vs. Nuvel Holdings, Inc., a Florida corporation, and OrangeHook, Inc., a Minnesota corporation Defendants.	Court File No. ______________ CONFESSION OF JUDGMENT AND VERIFIED STATEMENT OF NUVEL HOLDINGS, INC. AND ORANGEHOOK, INC.

Pursuant to Minn. Stat. § 548.22, Defendants Nuvel Holdings, Inc., a Florida corporation, and OrangeHook, Inc., a Minnesota corporation ("Defendants"), hereby executes the following Confession of Judgment and Verified Statement in favor of Plaintiff Richard Bernstein ("Plaintiff"), and in connection herewith, states and stipulates as follows:

1.          The Defendants executed and delivered to Plaintiff a Lender Agreement dated December 6, 2016, in the original principal amount of Three Hundred Twenty-Five Thousand dollars ($325,000.00) (the "Lender Agreement"), with all amounts owed under the Lender Agreement being due and payable in full on October 31,2016.  A true and correct copy of the Lender Agreement is attached hereto as Exhibit A and incorporated herein.

2.          If the Defendants fail to make any payment required to be made by the Defendants under the Lender Agreement on the date when due, Defendants agree that a judgment may be entered without notice in favor of Plaintiff and against Defendants in the amount Three Hundred Twenty-Five Thousand dollars ($325,000.00) less any payments received by Plaintiff pursuant to the Lender Agreement, plus all interest accrued thereon, together with any and all costs of collection and reasonable attorneys' fees that Plaintiff incurs in enforcing this judgment.

Dated:  December 6, 2016

STATE OF MINNESOTA)
                                              ) ss.
COUNTY OF HENNEPIN)

Nuvel Holdings, Inc., a Florida corporation

By: /s/ David C. Carlson
             David C. Carlson, Its Chief Executive Officer

OrangeHook, Inc., a Minnesota corporation

By: /s  David C. Carlson
             David C. Carlson, Its Chief Executive Officer

David C. Carlson, being duly sworn on oath deposes and states that he is the Chief Financial Officer of Nuvel Holdings, Inc., a Florida corporation and OrangeHook, Inc., a Minnesota corporation, that he has signed the foregoing Confession of Judgment on behalf of Nuvel Holdings, Inc. and OrangeHook, Inc.; that such corporation is indebted to Richard Bernstein in the amount of Three Hundred Twenty-Five Thousand and no/100ths dollars plus accrued interest ($325,000 plus accrued interest) less any payments made by said corporation pursuant to the Lender Agreement; that the facts stated in the Confession of Judgment are true and correct; and he willingly and voluntarily executed this Confession of Judgment on behalf of said corporation.

David C. Carlson
David C. Carlson